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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 (File No. 333-61645) of our report dated January 23, 1998 except for Note 18, as to which the date is March 31, 1998, on our audits of the consolidated financial statements of infoUSA Inc. (formerly named American Business Information, Inc.) and Subsidiaries as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997. We also consent to the references to our firm under the captions "Experts," "Selected Consolidated Financial Data," and "Summary Historical Data."

                                          /s/ PricewaterhouseCoopers LLP

Omaha, Nebraska
December 15, 1998